EXHIBIT 4.1


SIXTH AMENDMENT
TO
THE MBNA MASTER CREDIT CARD TRUST II
POOLING AND SERVICING AGREEMENT


		THIS SIXTH AMENDMENT TO THE MBNA MASTER CREDIT CARD TRUST II POOLING AND SERVICING AGREEMENT, dated as of December 17, 2001 (the "Amendment") is by and between MBNA AMERICA BANK, NATIONAL ASSOCIATION, as Seller and Servicer, and THE BANK OF NEW YORK, as Trustee.

		WHEREAS the Seller and Servicer and the Trustee have executed that certain Pooling and Servicing Agreement, dated as of August 4, 1994 (as amended and supplemented through the date hereof and as the same may be further amended, supplemented or otherwise modified and in effect from time to time, the "Pooling and Servicing Agreement");

		WHEREAS the Seller and Servicer and the Trustee wish to amend the Pooling and Servicing Agreement as provided herein;

		NOW THEREFORE, in consideration of the promises and the agreements contained herein, the parties hereto agree to amend the provisions of the Pooling and Servicing Agreement as follows:

SECTION 1. Amendment of Section 1.01. (a) Section 1.01 of the Pooling and Servicing Agreement shall be and hereby is amended by adding the following sentence at the end of the definition of "Collections" therein, which shall read in its entirety as follows:

Collections with respect to any Monthly Period shall also include any Recoveries allocated to the Trust during such Monthly Period and deposited into the Finance Charge Account on or prior to each Transfer Date.

(b) Section 1.01 of the Pooling and Servicing Agreement shall be and hereby is amended by the addition of the following definition, which shall read in its entirety as follows:

"Recoveries" shall mean all amounts recovered in respect of Receivables in Defaulted Accounts; provided, however, that if any amount so recovered relates to both Receivables in Defaulted
Accounts and other receivables, and if it cannot be determined with objective certainty whether such amount relates to Receivables in Defaulted Accounts or other receivables, the term
"Recoveries" shall mean the amount reasonably estimated by the Servicer as having been recovered in respect of Receivables in Defaulted Accounts. Recoveries shall be treated as Collections of Finance Charge Receivables.
(c) Section 1.01 of the Pooling and Servicing Agreement is hereby amended by adding the words "and Recoveries" after the words "Insurance Proceeds" where such words first appear in the definition of "Trust."


SECTION 2. Amendment of Section 2.01. (a) Section 2.01 of the Pooling and Servicing Agreement shall be and hereby is amended by deleting the first sentence thereof in its entirety, and inserted in its place shall be the following:

The Seller does hereby transfer, assign, set-over, and otherwise convey to the Trustee, without recourse, all of its right, title and interest in and to the Receivables now existing and hereafter created and arising in connection with the Accounts (other than Receivables in Additional Accounts), all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables), all proceeds of such Receivables, Insurance Proceeds and Recoveries relating to such Receivables and the proceeds thereof.

(b) Section 2.01 of the Pooling and Servicing Agreement is hereby amended by adding the words "and Recoveries" after the words "Insurance Proceeds" where such words first appear in the second sentence of the fourth paragraph thereof.


SECTION 3. Amendment of Section 2.04.  (a)  Subsection
2.04(a)(ii) of the Pooling and Servicing Agreement is hereby amended by adding the words "and Recoveries" after the words "Insurance Proceeds" in each instance where such words appear in such subsection.

(b)  Subsection 2.04(d)(iii) of the Pooling and Servicing
Agreement is hereby amended by adding the words "and Recoveries" after the words "Insurance Proceeds" where such words first appear in such subsection.

(c)  Subsection 2.04(e) of the Pooling and Servicing
Agreement is hereby amended by adding the words "and Recoveries" after the words "Insurance Proceeds" in each instance where such words appear in such subsection.


SECTION 4. Amendment of Section 2.06.  Subsection
2.06(c)(iv) of the Pooling and Servicing Agreement is hereby amended by adding the words "and Recoveries" after the words "Insurance Proceeds" in each instance where such words appear in such subsection.


SECTION 5. Amendment of Section 2.08. Subsection 2.08(a) of the Pooling and Servicing Agreement is hereby amended by adding the words "and Recoveries" after the words "Insurance Proceeds" where such words first appear in such subsection.

SECTION 6. Amendment of Section 10.01.  Subsection
10.01(d) of the Pooling and Servicing Agreement is hereby amended by adding the words ", Recoveries" after the words "Insurance Proceeds" where such words first appear in such subsection.

SECTION 7. Amendment of Section 12.04. Section 12.04 of the Pooling and Servicing Agreement is hereby amended by adding the words "and Recoveries" after the words "Insurance Proceeds" where such words first appear in such section.


SECTION 8. Amendment of Exhibit B.  Section 3 of Exhibit
B to the Pooling and Servicing Agreement is hereby amended by adding the words "and Recoveries" after the words "Insurance Proceeds" in each instance where such words appear in such section.
SECTION 9. Effectiveness. The amendments provided for by this Amendment shall become effective upon receipt by the Trustee of the following:

(a) Notification in writing from each of Moody's and Standard & Poor's to the effect that the terms of this Amendment will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency.

(b) Confirmation from the Seller and Servicer that it has received a copy of the written notification referred to in subsection 9(a) above and that such written notification is satisfactory to the Seller and Servicer in its sole discretion.

(c) An Opinion of Counsel for the Seller addressed to the Trustee to the effect that the terms of this Amendment will not adversely affect in any material respect the interests of any Investor Certificateholder.

(d) Counterparts of this Amendment, duly executed by the parties hereto.


SECTION 10. Pooling and Servicing Agreement in Full Force and Effect as Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Pooling and Servicing Agreement shall remain in full force and effect. All references to the Pooling and Servicing Agreement in any other document or instrument shall be deemed to mean such Pooling and Servicing Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Pooling and Servicing Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Pooling and Servicing Agreement, as amended by this Amendment, as though the terms and obligations of the Pooling and Servicing Agreement were set forth herein.


SECTION 11. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.


SECTION 12. Governing Law.  THIS AMENDMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED, HOWEVER, THAT THE IMMUNITIES AND STANDARD OF CARE OF THE TRUSTEE IN THE ADMINISTRATION OF THE TRUST HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.


SECTION 13. Defined Terms and Section References.
Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Pooling and Servicing Agreement. All Section or subsection references herein shall mean Sections or subsections of the Pooling and Servicing Agreement, except as otherwise provided herein.

		IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

						MBNA AMERICA BANK,
						  NATIONAL ASSOCIATION,
						  Seller and Servicer

						By:__/s/ Christopher A. Halmy______
	   Name:  Christopher A. Halmy
	   Title:     Vice President


						THE BANK OF NEW YORK,
						  Trustee


						By:__/s/_Cassandra Shedd_________
	   					   Name: Cassandra Shedd
						   Title:   Assistant Vice
President

(..continued)



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